Vertex Energy Operating LLC 8-K

Exhibit 99.2

This document may contain forward-looking statements including words such as “may,” “can,” “could,” “should,” “predict,” “aim,” “potential,” “continue,” “opportunity,” “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident,” “scheduled,” or similar expressions, as well as information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors include, but are not limited to, risks associated with our completion of the proposed transaction on anticipated terms and timing, if at all, including obtaining regulatory approvals, unforeseen liabilities, future capital expenditures, the ability to recognize synergies, and the ability of Vertex to complete current plans for expansion and growth of the new operations and other conditions to the completion of the transaction; the expected benefits, output, financial metrics and production of the proposed transaction; our ability to satisfy closing conditions associated with the acquisition; our ability to raise sufficient capital to complete the acquisition and the planned renewable diesel project and the terms of such funding; the occurrence of any event, change or other circumstances that could give rise to the parties failing to complete the transaction on the terms disclosed, if at all, the right of one or both of Vertex or Shell to terminate the acquisition agreement and the result of such termination, including a termination fee of $10 million payable by Vertex to Shell under certain conditions; the outcome of any legal proceedings that may be instituted against any parties or their respective directors in connection with such planned transactions; the ability to obtain regulatory approvals and other consents, and meet other closing conditions to the acquisition on a timely basis or at all, including the risk that regulatory approvals or other consents required for the acquisition are not obtained on a timely basis or at all, or which are obtained subject to conditions that are not anticipated or that could adversely affect Vertex's acquisition or the expected benefits of the transaction; difficulties and delays in integrating the acquired assets businesses; and the Company's plans for financing the acquisition and planned renewable diesel project. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Vertex Energy's business, plans, prospects, financial condition, liquidity, cash flows, projections and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks, available at the SEC’s website at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. Except as required by law, Vertex Energy expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based. The forward-looking statements included in this presentation are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this presentation, except as required by law, and also undertakes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy. Information regarding market and industry statistics contained in this presentation is based on information available to us that we believe is accurate. It is generally based on publications that are not produced for investment or economic analysis.

The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. Since the Projections cover multiple years, such information by its nature becomes less meaningful and reliable with each successive year. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

Use of Non-GAAP Financial Information

This presentation discusses “EBITDA”, “Adjusted EBITDA” and free cash flow. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and unrealized gains and losses on derivative instruments for hedging activities. Free cash flow represents net cash provided by (used in) operating activities, less capital expenditures. These measurements have not been audited, are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. EBITDA, Adjusted EBITDA and free cash flow are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA, Adjusted EBITDA and free cash flows have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. See also “Non-GAAP Reconciliation—Reconciliation of Net Loss attributable to Vertex Energy, Inc., to EBITDA, Adjusted EBITDA and Free Cash Flow”, in the Appendix, below.

Transaction Overview

Vertex Energy to Acquire the Shell Mobile Refinery

Key Highlights

- Vertex has entered into a definitive agreement to acquire 100% of the Mobile, Alabama refinery from Royal Dutch Shell Plc for approximately $75 million
- Transaction will transform Vertex into a leading independent refiner of both renewable and conventional products
- Further supports low-carbon energy transition strategy

Planned Transaction Funding Sources & Uses(1)

Funding Sources

- New $125 million credit facility
- Potential asset divestitures
- Issuance of common equity, if required

Transaction Uses

- $75 million acquisition of Mobile refinery and related logistics assets
- $85 million capital project at Mobile to produce renewable diesel

Timing & Transition

- The transaction is expected to close in 4Q21, subject to customary closing conditions and regulatory approvals; Vertex to retain Mobile refinery employees
- Vertex expects to enter into long-term crude supply offtake agreement with Shell, minimizing working capital requirements
- Vertex expects to enter into multi-year product offtake agreements with Shell, Bunker One and Idemitsu Apollo Corporation

Expected Financial Impact

- Pro-forma for the completion of the renewable diesel project ("RDP"), Vertex anticipates the Mobile refinery has the potential to generate at least $3 billion in annual revenue and $400 million in annual gross profit for the full-year 2023, given current project economics
- This transaction also provides a pathway to recapitalize Vertex's balance sheet, adding significant access to liquidity

(1) At closing, Vertex will acquire the Mobile refinery's existing hydrocarbon inventory through funding provided by Bunker One. The hydrocarbon inventory will be valued at closing based on actual volumes and prevailing market prices. The current value of the hydrocarbon inventory would range from $65 to $85 million, assuming current market prices and historic inventory volumes under normal operating conditions.

VERTEX ENERGY
3

Compelling Transaction Rationale

Transitioning the Mobile refinery's conventional fuels production toward renewable fuels

1 Transforms Vertex into a pure-play independent refiner and producer of renewable and conventional products

- The Mobile Refinery will become Vertex's core refining asset at closing, representing more than 94% of total capacity and 97% of annualized adjusted EBITDA(1)
- Positions Vertex to become a business of scale with more than 90,000 bpd of production capacity, together with more than 3 million barrels of feedstock and product storage and related logistics assets

2 Long-term supply/off-take agreements minimize working capital requirements, ensure multi-year demand

- At closing, Vertex plans to enter into a five-year crude oil supply agreement with Shell and an ongoing renewable feedstock sourcing relationship with Synergy Supply & Trading; potential to also source from the Company's planned Myrtle Grove pretreatment facility in Belle Chasse, LA.
- Shell and Bunker One are expected to purchase 100% of Mobile's conventional fuels production, while CA-based Idemitsu Apollo will purchase 100% of the Refinery's renewable diesel production

3 Highly-compelling transaction economics, pro-forma for renewable diesel project

- At close, Vertex will initiate an $85 million project that will result in new, incremental production of 10,000 bpd of renewable fuels by year-end 2022, increasing to 14,000 bpd by mid-year 2023
- Vertex expects the average gross profit per barrel on its renewable diesel production is significantly higher than that of Mobile's conventional fuels production, given the current benefit of tax subsidies and carbon reduction incentives

4 Positions Vertex to accelerate its low-carbon energy transition strategy

- Acquisition of Mobile Refinery, including the impact of the renewable diesel project (RDP), positions Vertex to become a leading producer and marketer of renewable fuels
- Upon completion of the RDP, proportionally all of Vertex's annualized Adjusted EBITDA will be derived from renewable fuels, given current project economics

(1) Pro-forma for the completion of the renewable diesel project to be completed by year-end 2022

VERTEX ENERGY

4

Mobile Refinery Overview

Strategically-located refining asset with significant feedstock optionality

Mobile Refinery
Key operating metrics

Nameplate Capacity	91,000 bpd
Nelson Complexity Factor	4.4
Total Storage Capacity	3.2 million barrels
Truck Rack Offtake	175 trucks per day
Total Acres / Undeveloped	864/720
Annual CAPEX requirement(1)	~$25 million
Employees	~200
OSHA Recordable Rate	Zero in 2020
Trailing 5-Yr. Avg. Utilization	~95%

Current Crude Slate
98% delivered by marine or pipeline

15%
34%
26%
25%
Mississippi Sweet
Gulf Coast Light Sweet
Other Light Sweet
Jay

Current Product Slate
Distillate-centric refinery(2)

13%
27%
19%
17%
24%
Diesel
Gasoline
Jet
VGO
Other

(1) Average annual maintenance capital expenditures in non-turnaround year; last turnaround conducted in 2019 for total cost of ~$30 million
(2) "Other" includes vacuum tower bottoms, benzene concentrate, LPG and sulfur

VERTEX ENERGY
5

Strategically Located Southeastern U.S. Refining Asset

Significant feedstock optionality, broad distribution footprint

Diverse Feedstock Supply Capabilities

- Geographically and logistically positioned to receive domestic, cost-advantaged feedstock
- Currently processing 10-15 crudes supplied via pipeline and barge
- Current feedstock supply is 56% via marine, 42% via pipeline, 2% via truck

OK
AR
TX
LA
MS
AL
GA
SC
FL
Bakken
WY
SD
LMS
Mobile
Jay
Pascagoula
Lake Charles
LLS, SLS
New Orleans
NMS
Houston
WTI, Bakken
Corpus Christi
Eagleford
Tampa
Ability to receive international ships >500kB

Broad Production Distribution Footprint

- Local producer in an import region with limited pipeline accessibility
- Major supplier to the Eastern MS, AL, Western GA, and NW FL markets Ability to export diesel and jet fuel to the Caribbean and South America
- Competing with Motiva (Centerpoint), BP/Citgo (Niceville), MS River (Tampa Bay), Placid Refining (FL GC), Chevron (Pascagoula)

Athens
Huntsville
Gainesville
Jacksonville
Athens
Columbus
Birmingham
Atlanta
Augusta
Tuscaloosa
Columbus
Savannah
Jackson
Montgomery
Mobile
Shell Mobile

VERTEX ENERGY 6